UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
9.31% Medium-Term Notes due 2021	POR 21	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

On September 2, 2020, Portland General Electric Company (“PGE”) issued a press release announcing that it no longer has net market exposure from the energy trading positions that led to previously announced losses, and that total third quarter 2020 losses on these positions are $128 million. PGE had previously disclosed on Form 8-K on August 24, 2020 that this amount had been estimated to be up to $155 million, subject to market conditions. A copy of the September 2, 2020 press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the press release, PGE posted updated investor materials to its investor relations website. A copy of such investor materials is furnished as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release Issued by Portland General Electric Company dated September 2, 2020.
99.2	Portland General Electric slides dated September 2, 2020.
104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed September 2, 2020, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 2, 2020	By:	/s/ Maria M. Pope
Maria M. Pope
President and Chief Executive Officer
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